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                                                                  EXHIBIT 4.9(A)


                              MURPHY FARMS, INC.


           8.25% SENIOR UNSECURED FIXED RATE NOTES DUE MARCH 2,2006
                               PPN: 62667# AA 8

              SENIOR UNSECURED LIBOR RATE NOTES DUE MARCH 2,2002
                               PPN: 62667# AB 6

                            NOTE PURCHASE AGREEMENT

______________________________________________________________________________


                           Dated as of March 2, 1999

==============================================================================
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                               TABLE OF CONTENTS
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                            NOTE PURCHASE AGREEMENT


     NOTE PURCHASE AGREEMENT, dated as of March 2,1999, between MURPHY FARMS, INC., a North Carolina corporation (together with its successors and assigns, the "Company") and the institutional investors identified on Annex I (whether one or more, the "Purchasers").


                                   RECITALS

     WHEREAS, the Company wishes to sell to the Purchasers and the Purchasers are willing to purchase upon and subject to the terms and conditions of this Agreement, Seventy-Five Million ($75,000,000) Dollars in aggregate original principal amount of the Company's 8.25% Senior Unsecured Fixed Rate Notes to be due March 2, 2006 and Twenty-Five Million ($25,000,000) Dollars in aggregate original principal amount of the Company's Senior Unsecured LIBOR Rate Notes to be due March 2, 2002; and

     WHEREAS, the Company and the Purchasers wish to enter into this Agreement to govern the terms of such Notes;


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.   AUTHORIZATION; RANKING.

     1A. Authorization of Issue of the Notes. The Company will authorize the issue and sale of its

          (i) 8.25% Senior Unsecured Fixed Rate Notes in the aggregate principal amount of $75,000,000 to be dated the date of issue, to mature March 2, 2006 and to bear interest as provided herein, which Notes shall be in the form of Exhibit A(l) (the "Fixed Rate Notes"); and

          (ii) Senior Unsecured LIBOR Rate Notes in the aggregate principal amount of $125,000,000 to be dated the date of issue, to mature March 2, 2002 and to bear interest as provided herein, which Notes shall be in the form of Exhibit A(2) (the "LIBOR Rate Notes", and collectively with the Fixed Rate Notes, the "Notes").

     Certain capitalized terms used in this Agreement are defined in paragraph 10; references to a "Schedule", "Annex" or an "Exhibit are, unless otherwise specified, to a Schedule, Annex or an Exhibit attached to this Agreement.

     1B. Ranking. The Notes will constitute the direct senior obligations of the Company and will rank not less than pari passu in priority of payment with each other and with all other outstanding Debt of the Company, present or future, except for Debt which is preferred as a
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result of being secured (to the extent such security is not prohibited by paragraph 6 B(i) and then only to the extent of such security).

     1C. Interest on the Notes. The Company shall pay to the Holders interest on the unpaid principal amount of the Notes owing to each Holder at the rates, time and manner set forth below.

          (i)    Rate of Interest; Post-Default Interest.

               (a) Each Fixed Rate Note shall bear interest on the unpaid principal amount thereof from the date issued through maturity (whether by prepayment, acceleration or otherwise) at the rate of 8.25% per annum.

               (b) Each LIBOR Rate Note shall bear interest on the unpaid principal amount thereof from the date issued through maturity (whether by prepayment, acceleration or otherwise) at the then applicable LIBOR Rate, as reset for each LIBOR Interest Period on the first Business Day of March, June, September and December of each year, plus the Applicable Margin.

          (ii)   Interest Payments.

               (a) Interest on each Fixed Rate Note shall be payable in arrears on June 2nd, September 2nd, December 2nd and March 2nd of each year, commencing on the first of such dates to follow the Closing Date, upon any prepayment of such Fixed Rate Note (to the extent accrued on the amount being prepaid) and at maturity, whether by acceleration or otherwise, of such Fixed Rate Note.

               (b) Interest on each LIBOR Rate Note shall be payable in arrears at the end of each LIBOR Interest Period, commencing on the first of such dates to follow the Closing Date, upon any prepayment of such LIBOR Rate Note (to the extent accrued on the amount being prepaid) and at maturity, whether by acceleration or otherwise, of such LIBOR Rate Note.

          (iii) Post-Maturity Interest. Any principal payments on the Notes not paid when due and, to the extent permitted by applicable law, any interest payment or Make Whole Amount on the Notes not paid when due, in each case whether at stated maturity, by notice of pre-payment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate per annum (the "Default Rate") equal to the lesser of.

               (a)  the highest rate allowed by applicable law; or

               (b) the annual interest rate then applicable to principal outstanding under such Note and not then overdue plus 2%.

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          (iv)   Computation of Interest. Interest on the Notes shall be
     computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Notes, the date of the issuance of the Notes shall be included and the date of payment shall be excluded.

2.   PURCHASE AND SALE OF THE NOTES; CLOSING.

     2A. Purchase and Sale of the Notes. Subject to the terms and conditions of this agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, Notes of the class and in the principal amount specified below such Purchaser's name in Annex 1, at a price equal to 100% of such principal amount, registered in such Purchaser's name or that of the Purchasers nominee or nominees as specified in Annex 1. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

     2B. Closing. The purchase and sale of the Notes shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, 02109, at a closing (the "Closing") to be held on March 2, 1999 or on such other Business Day as the Purchasers and the Company may agree (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser, the Notes to be purchased by it, against payments of the purchase price therefor by transfer of immediately available funds to the Company in accordance with the wiring instructions set forth on Annex 2. If at the Closing, the Company fails to tender any Notes to any Purchaser as provided in this paragraph 2B, or if any of the conditions specified in paragraph 3 shall not have been fulfilled to a Purchaser's satisfaction, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment.

3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for its Notes is subject to the fulfillment to its satisfaction or its written waiver, on or before the Closing Date, of the following conditions:

     3A. Charter and Proceedings. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental hereto and thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Purchasers and, unless otherwise noted, dated the Closing Date, and in sufficient copies (except for the Notes), for each Purchaser:

          (i) Certified copies of resolutions of the board of directors of the Company approving this Agreement, the Notes, and other Transaction Documents, to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes, and each other Transaction Document.

                                       3
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          (ii)   A copy of the charter of the Company and each amendment
     thereto, certified (as of a date reasonably near the date of the Closing
     Date) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

          (iii) A copy of a certificate of the Secretary of State of the jurisdiction of the Company's incorporation, dated within 10 Business Days prior to the date of the Closing Date listing the charter of the Company and each amendment thereto on file in its office and certifying that (a) such amendments are the only amendments to the Company's charter on file in its office, (b) the Company has paid all franchise taxes to the date of such certificate and (c) the Company is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

          (iv) A copy of a certificate of the Secretary of State of each State listed on Schedule 8A, dated reasonably near the date of the Closing Date, stating that the Company is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

          (v) A certificate of the Company signed on behalf of the Company by a Senior Officer and the Secretary or an Assistant Secretary of the Company, dated the date of the Closing Date (and the statements made in such certificate shall be true on and as of the date of the Closing Date) certifying as to (a) the absence of any amendments to the charter of the Company since the date of the Secretary of State's certificate referred to in clause (iii) above, (b) a true and correct copy of the by-laws of the Company as in effect on the date of the Closing Date, (c) the absence of any proceeding for the dissolution or liquidation of the Company, (d) as to the matters set forth in paragraph 3D, and (e) the absence of any event occurring and continuing, or resulting from the Closing, that constitutes a Default or an Event of Default.

          (vi) A certificate of the Secretary or an Assistant Secretary of certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Notes, each other Transaction Document to which it is or is to be a part, and the other documents to be delivered hereunder and thereunder.

          (vii) Originals of this Agreement and the Notes to be issued to each Purchaser in the respective principal amounts set forth below such Purchaser's name on Annex I executed by a Senior Officer.

          (viii) A certificate signed on behalf of the Company by a Senior Officer, in form and substance reasonably satisfactory to the Purchasers, attesting to the Solvency of the Company immediately before and immediately after giving effect to consummation of the Transactions.

     3B. Opinion of Company Counsel. The Purchasers shall have received a favorable opinion, dated the Closing Date and addressed to them, from The Sanford Holshouser Law Firm PLLC, counsel to the Company, covering the matters set forth in Exhibit B and such other matters as any Purchaser or Special Counsel may reasonably request and otherwise in form and

                                       4
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substance reasonably acceptable to the Purchasers. To the extent that the opinion referred to in this paragraph 3B is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to them, or a letter from such other counsel, dated the Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion. The opinions of counsel to the Company and any such other counsel shall be in form and substance reasonably satisfactory to the Purchasers and Special Counsel.

     3C. Opinion of Purchasers' Special Counsel. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

     3D. Representations and Warranties and Compliance. The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Date after giving effect to the issue and sale of the Notes (and application of the proceeds as contemplated by paragraph 51); no Default or Event of Default shall have, occurred or be continuing; and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing. The Company shall not have entered into any transaction since the date of the most recent of the Financial Statements that would have been prohibited by paragraph 6B had this Agreement been in effect since such date.

     3E. Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of and payment for, the Notes on the Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of such sale) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

     3F. Private Placement Numbers. A Private Placement Number shall have been assigned to the Fixed Rate Notes and to the LIBOR Rate Notes by Standard & Poor's CUSIP Service Bureau.

     3G. Sale of all Notes. The Company shall have sold to each other Purchaser, and each other Purchaser shall have purchased, the Notes to be purchased by it as set forth in Annex 1.

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     3H.  Consent of Other Persons.  The Company shall have received all authorizations, consents and approvals necessary in connection with the transactions contemplated hereby including those identified in Schedule 8L, in form and substance to the Purchasers.

     3I. Continuation of Appointment of Agent for Service of Process. The Purchasers shall have received written evidence satisfactory to them that CT Corporation Systems, Inc. has been appointed by the Company as its agent for service of process in the Commonwealth of Massachusetts and that CT Corporation Systems, Inc. has agreed to provide the Purchasers with not less than 30 days prior notice of any termination of such appointment.

     3J. Payment of Special Counsel Fees. Without limiting the provisions of paragraph 11 A, the Company shall have paid the reasonable fees, charges and disbursements of Special Counsel (which may include a reasonable reserve for anticipated fees and expenses) to the extent reflected in a statement of Special Counsel rendered to the Company at or before the Closing.

     3K. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or shall have been a party to any merger or consolidation or shall have succeeded to all or any substantial part, of the liabilities of any other Person, at any time, after the date of its most recent Financial Statement.

     3L. Amendment of Revolving Credit Agreement. Contemporaneously with the Closing, (i) the Revolving Credit Agreement shall be amended and restated to reduce the maximum aggregate commitment thereunder to $75,000,000 and on other terms and conditions satisfactory to the Purchasers and (ii) the Purchasers shall have received evidence satisfactory to them that, effective upon application of the proceeds of the Notes and the New Farm Credit Term Loan, the aggregate amount outstanding under the Revolving Credit Agreement will not exceed $75,000,000.

     3M. Amendment of Farm Credit Agreement. Contemporaneously with the Closing, the Farm Credit Agreement shall be amended and restated to provide for an additional, unsecured, term loan for $25,000,000 in original principal amount (the "New Farm Credit Term Loan") on terms and conditions satisfactory to the Purchasers and the Proceeds of the New Farm Credit Term Loan shall have been used solely to repay amounts outstanding under the Revolving Credit Agreement and for working capital and general corporate purposes.

     3N. Intercreditor Agreement. The Company and the Bank Lenders shall have entered into an Intercreditor Agreement with the Purchasers in the form of Exhibit D (the "Intercreditor Agreement).

4. PREPAYMENT AND REPAYMENT OF NOTES. The Notes may be prepaid only under the circumstances set forth in paragraph 4A and shall be repaid in accordance with paragraph 4C and 4D and upon any acceleration of final maturity as provided in paragraph 7B.

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     4A.  Optional Prepayment of Notes at Any Time.

          (i) The Company may prepay the Fixed Rate Notes in full, or in part in multiples of $1,000,000 on any date on which interest is required to be paid on such Notes pursuant to paragraph IC, together with (a) interest accrued on the principal amount being prepaid to the Settlement Date and
     (b) the Fixed Rate Make Whole Amount; and

          (ii) After March 2, 2000, the Company may prepay the LIBOR Rate Notes in full, or in part in multiples of $1,000,000 on any date on which interest is required to be paid on such Notes pursuant to paragraph IC, together with (a) interest accrued on the principal amount being prepaid to the Settlement Date and (b) the LIBOR Rate Make Whole Amount.

     4B. Notice of Optional Prepayment.. The Company shall give each Holder irrevocable written notice of any prepayment to be made pursuant to paragraph 4A at least 30 days and not more than 60 days prior to the Settlement Date specifying:

          (i) the Settlement Date and the Called Principal of the Notes held by each such Holder;

          (ii)   that such prepayment is to be made pursuant to paragraph 4A;
     and

          (iii) an estimate of the Make Whole Amount payable on the Called Principal of such Holder's Notes (calculated as if the date of such notice were the date of prepayment), together with the details of such computation.

     Upon the giving of such notice, the Called Principal of the Notes together with interest accrued thereon to the Settlement Date and the Make Whole Amount shall become due and payable on the Settlement Date. Not later than the close of business on the second Business Day prior to the Settlement Date, the Company shall deliver to each Holder an Officers' Certificate setting forth in detail the calculations used in determining whether a Make Whole Amount is payable on such prepayment and the amount of such Make Whole Amount.

     4C. Scheduled Repayment of Notes. Subject to paragraph 4E below, the Company shall:

          (i) on the 2nd day of March of each year, commencing March 2, 2002, repay $15,000,000.00 of principal of the Fixed Rate Notes and in any event, on March 2, 2006 shall repay in full all unpaid principal of the Fixed Rate Notes; and

          (ii) on March 2, 2002 repay in full all unpaid principal of the LIBOR Rate Notes.

     4D. Prepayment of Notes Upon a Change of Control. The Company shall give written notice (a "Change of Control Notice") to each Holder not less than 30 nor more than 60

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day 3 prior to the occurrence of any event which may result in a Change of
Control, or if the Company does not have knowledge that such an event is to occur until less than 30 days prior thereto, or until after the occurrence thereof, then as promptly as practicable, but: in no event more than 5 days after the Company first acquires knowledge that such art event is to occur or has occurred. The Change of Control Notice shall identify the event, the reason why such event may result in or has resulted in a Change of Control and the Persons involved, -and shall include such financial and other information as is available to the Company or which may be obtained by the Company with reasonable effort that would be reasonably necessary for a Holder to make an informed decision ;as to whether to elect to require prepayment of its Notes under this paragraph 4D and shall set forth the proposed effective date for, or if the Change of Control has occurred, the actual date, of such Change of Control. Any Holder, by giving written notice to the Company of such election (an "Election Notice") not later than 5 Business Days prior to the effective date of such Change of Control, if the Change of Control Notice is given at least 30 days prior to such effective date, and otherwise not later-than 30 days after the Change of Control Notice is given, shall have the option to require the Company to prepay all of its Notes at 1 00% of the principal amount thereof plus interest accrued thereon to the Settlement Date and the Make Whole Amount. Once given, any Election Notice may be revoked, by notice, given at any time up to the last date an Election Notice could have been given with respect to the Change of Control Notice. If the proposed terms of a Change of Control change substantially, or if any other event which may result in a Change of Control may or has occurred, the Company shall give each Holder a revised Change of Control Notice and each Holder shall then have another opportunity to elect to require prepayment of its Notes under this paragraph 41) by delivering to the Company a new Election Notice or to revoke, by written notice to the Company, any prior Election Notice, not later than 30 days following the date such revised Change of Control Notice is given. 'The prepayment of a Holder's Notes pursuant to this paragraph 4D shall occur on the later of (a) the effective date of Such Change of Control or (b) 5 Business Days following the date such Holder's Election Notice is given. Notwithstanding the foregoing, no prepayment or early redemption shall be required pursuant to this paragraph 4D unless a Change of Control occurs or has occurred.

     Not later than the close of business on the second Business Day prior to the Settlement Date of a prepayment under this paragraph 4D, the Company shall deliver to the Holder of each Note to be prepaid an Officers' Certificate starting whether a Make Whole Amount is payable in connection with such prepayment and setting forth in detail the calculations used in making such determination.

     If the Company fails to give a Change of Control Notice and -a Change of Control Occurs, or fails to give a proper Change of Control Notice as to a Change of Control which has occurred, any Holder may, at any time after the occurrence of such Change of Control, without waiver of any right on the part of the Holder to accelerate its Notes pursuant to paragraph 7B, require the Company, on demand pursuant to this paragraph 4D, to prepay all of such Holder's Notes at 100% of the principal amount thereof plus accrued interest to the Settlement Date and the Make Whole Amount.

     4E. Payments Pro Rata; Application of Payments. Upon any partial prepayment of the Notes pursuant to paragraph 4A and any scheduled repayment of the Notes pursuant to

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paragraph 4C, the principal amount so prepaid or repaid plus the interest accrued thereon and the Make Whole Amount shall be allocated among the Holders in proportion to respective outstanding principal amounts of the class of Notes held by them to which such prepayment or scheduled repayment applies. All partial prepayments of principal made to the Holders in respect of the Fixed Rate Notes shall be applied to the obligations of the Company to make the scheduled payments required by paragraph 4C in inverse order of maturity.

     4F. Retirement of Notes. The Company shall not, and shall not permit any of its Affiliates to, prepay or otherwise retire any Note in whole or in part, prior to its stated maturity (other than by prepayment pursuant to paragraph 4A or 4D, scheduled repayment pursuant to paragraph 4C or upon acceleration of final maturity pursuant to paragraph 7B), or purchase or otherwise acquire, directly or indirectly, any Note held by any Holder unless the Company or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Notes of the same class held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 10 Business Days from its receipt of such notice to accept such offer. No Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

     4G.  Manner of Payment.

          (i) Manner of Payment. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the Holder thereof in any bank in the United States of America as may be designated in writing by such Holder, or in such other manner or to such other address in the United States of America as may be reasonably designated in writing by such Holder. Absent subsequent notice from a Purchaser, Annex I shall be deemed to constitute designation by the Purchasers to the Company with respect to payments to be made to the Purchasers on their Notes. In the absence of a written designation by a Holder, all amounts payable with respect to each Note held by such Holder shall be paid by check mailed and addressed to the applicable Holder at such Holder's Home Office. All payments of principal and interest and fees hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim.

          (ii) Payments Due on Holidays. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment was due; provided that if ;all or any portion of such payment shall consist-of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue., and be

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     payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

          (iii) Payments When Received. Any payment to be made to the Holders hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such Holder's bank prior to the close of business of such bank, provided that interest for one
                                                  --------
     (1) day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such Holder at such Holder's bank after 1:00 p.m. (local time of such bank).

     4H.  Taxes.

          (i) Any and all payments by the Company hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future Taxes and all liabilities with respect thereto, excluding, (i) in the case of each Holder, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof that are imposed on such Holder- by the state or foreign jurisdiction under the laws of which such Holder is organized or any political subdivision thereof, (ii) in the case of each Holder, net income taxes (or franchise taxes imposed in lieu thereof that are imposed on such Holder by the state or foreign jurisdiction of such Holder's applicable Home Office or any political subdivision thereof and (iii) in the case of any Holder that becomes a party after the Closing Date, any taxes imposed by the United States solely by reason of the organization or incorporation of such Holder outside the United States (all such non-excluded Taxes and liabilities being referred to as "Covered Taxes"). If the Company shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Note to any Holder, (i) the sum payable shall be increased as may be necessary so that after making all Required deductions (including deductions applicable to additional sums payable under this paragraph 4H) such Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (ii) In addition, the Company shall pay any present or future stamp, documentary, excise, property or similar Taxes that arise from or in connection with or as a result of' the issuance of the Notes, any payment made hereunder or under the Notes or the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes, or any modification, waiver or amendment of this Agreement, the Notes or any other Transaction Document (hereinafter referred to as "Other Taxes").

          (iii) The Company shall indemnify each Holder for the full amount of Taxes and Other Taxes, and for the full amount of Covered Taxes imposed by any jurisdiction on amounts payable under this paragraph 4H, imposed on or paid by such Holder and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed. This indemnification shall be made within thirty (30) days from the date such

     Holder makes written demand on the Company specifying in reasonable detail the basis therefor.

          (iv) Within thirty (30) days after the date of any payment of Covered Taxes or Other Taxes, the Company shall furnish to the subject Holder a copy of the original receipt, certified as true and correct by a Senior Officer. If the Company determines that no Covered Taxes or Other Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to the Company an opinion of counsel stating that such payment is exempt from Covered Taxes or Other Taxes.

          (v) Each Holder, to the extent it lawfully may, agrees, at the expense of the Company, to cooperate with the Company and to take such steps as the Company shall reasonably request to contest, solely in the name of the Company, the applicability of any Covered Taxes to such Holder or to recover Covered Taxes paid which were incorrectly or illegally imposed; provided in no event shall such Holder be obliged to file any tax forms or certifications in the name of such Holder or to disclose any information which it considers confidential to it or which it has an obligation of confidentiality or to take any action which in its reasonable judgment could expose it to additional liability unless it has received indemnification therefor satisfactory to it in its sole discretion.

     4I. Make Whole Amount. The Company acknowledges that the Make Whole Amount due at any optional or required prepayment of Notes (including any prepayment required pursuant to any provision of this paragraph 4 or paragraph
7B) has been negotiated with the Purchasers to provide a bargained for rate of return on the Purchasers' investment in the Notes and is not a penalty.

5.   AFFIRMATIVE COVENANTS.

     5A. Financial and Other Reporting by the Company. The Company will deliver to each Holder:

          (i) as soon as practicable, and in any event not more than 45 days after the end of each fiscal quarter (except the last quarter of each Fiscal Year), the unaudited consolidated balance sheet of the Consolidated Group as at the end of such quarterly period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such period and for the Fiscal Year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding Fiscal Year, all in reasonable detail and in accordance with GAAP, and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in such certificate), with any changes in accounting policies discussed in reasonable detail, subject to changes resulting from year-end adjustments not material in scope or amount;

          (ii) as soon as practicable, and in any event not more than 90 days, after the end of (each Fiscal Year of the Company, the consolidated balance sheet of the Consolidated Group as of the end of such year and the related consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such year, and setting forth in each case in comparative form, corresponding figures for the preceding Fiscal Year, all in reasonable detail and in accordance with GAAP, and accompanied by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly in all material respects, the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion;

          (iii) together with each delivery of financial statements of the Consolidated Group pursuant to subparagraphs (i) and (ii) of this paragraph 5A, a certificate of the chief financial officer of the Company (a) stating that the signer has reviewed the terms of the Transaction Documents and has made, or caused -to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the Consolidated Group during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, of any Default or Event of Default or, if any such Default or Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or propose to take with respect thereto; (b) demonstrating (if applicable, with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 6A and 6B(l), 6B(3), 6B(6) and 6B(7); ,and (c) analyzing the principal changes in the results of operations of the Consolidated Group for such Fiscal Year or quarter from the results of operations of the Consolidated Group for the immediately preceding Fiscal Year or quarter;

          (iv) together with each delivery of financial statements pursuant to subparagraph (ii) of this paragraph 6A, a certificate by the Approved Auditor stating (a) that their audit examination has included a review of the terms of the Transaction Documents as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in clause (c) of this subparagraph (iv), (b) whether, in the course of their audit examination, there has been disclosed the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the (late of such accountants' certificate) of any condition or event which constitutes a Default or Event of Default under paragraphs 6A or 6B and if during their audit examination there has been disclosed (or if they have knowledge of such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default or Event of Default which would not be obtained in the course of an audit conducted in accordance with generally accepted auditing standards), and
     (c) that based on their annual examination nothing came to their, attention which causes them to believe that the information contained in the certificate of the Company's chief financial officers delivered therewith pursuant to subparagraph (iii) of this paragraph 5A is not correct or that the matters set forth in such certificate are not stated in accordance with the terms of this Agreement;

          (v) promptly after receipt thereof by the Company, copies of all material reports submitted to the Company by independent public accountants or consultants in connection with each annual, interim or special audit of the books of the Consolidated Group;

          (vi) promptly after any Senior Officer obtains actual knowledge (a) of any Default or Event of Default, (b) that any Holder has given notice to the Company or taken any other action with respect to a claimed Default or Event of Default under this Agreement, or (c) that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in subparagraph (iii) of paragraph 7A, an Officers' Certificate specifying the nature and period of existence of any such Default or Event of Default, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

          (vii) promptly, and in any event within 5 days after an, Senior Officer obtains knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

               (a) with respect to any Plan, any "reportable event" (as defined in section 4043(b) of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Plan or any trust created thereunder; or

               (b) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERI.13;A for the termination of, or the appointment of a trustee to administer, any Plan, and any distress termination notice delivered to the PBGIC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

               (c) the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

               (d) any event, Transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (viii) if at any time the Company shall have public stockholders or debtholders, (a) promptly after transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send or make available to Such stockholders or debtholders and copies of all registration statements (with exhibits), prospectuses and all periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by the Company to the public concerning material developments and (b) promptly after receipt thereof, copies of any reports, statements and notices the Company may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any stock exchange;

          (ix) promptly after transmission thereof, copies of all such financial statements, notices; certificates and reports as the Company shall send to any other lender or group of lenders, if the aggregate amount of Debt outstanding by the Consolidated Group to such lender or group of lenders exceeds $1,000,000;

          (x) promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto; and

          (xi) With reasonable promptness, such other information and data with respect to the Company, the Consolidated Group or its Contract Growers or relating to the ability of the Company to perform its obligations under the Transaction Documents as may from time to time be reasonably requested by any Holder.

     5B. Information Required by Rule 144A. The Company will, upon the request of any Holder, provide to such Holder, and any Qualified Institutional Buyer designated by such, Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any Note.

     5C. Inspection of Property. The Company will permit the representatives of any Holder to visit and inspect any of the properties of the Company or any of its Subsidiaries, including any such property in the possession or custody of its Contract Growers, to examine) all their respective books of account, records reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable time and as often as may The reasonably requested. At all times during which there exists a Default or Event of Default, any reasonable out-of-pocket expenses incurred by the Holders in connection with this paragraph 5C shall be paid in accordance with paragraph 11A.

     5D. Corporate Existence, Etc. Except as otherwise specifically permitted by this Agreement, the:, Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and qualify and maintain its qualification to do business and good standing in any jurisdiction where the failure to do so individually or in the aggregate would have a Material Adverse Effect.

     5E.  Payment of Taxes and Claims.

          (i) The Company will, and will cause each Subsidiary -to, file all Tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, provided, that no such Tax or claim need be paid if (a) it is being
             --------
     actively contested in good faith by appropriate proceedings and if reasonable reserves or other appropriate Provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim is not expected, if such contest were adversely determined, to have a Material Adverse Effect.

          (ii) The Company will not consent to or- permit the filing of or be a party to any consolidated income tax return on its behalf or on behalf of any of its Subsidiaries with any Person (other than a consolidated return that includes solely the Company and its Subsidiaries).

     5F. Compliance with Laws, Etc. The Company will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders of any Governmental Authority to which it is subject, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that noncompliance with such laws, ordinances or governmental rules or- regulations or failures to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect.

     5G. Maintenance of Properties and Leases. The Company will, and will cause each Subsidiary to, maintain, in good repair and working order and condition (other than ordinary wear and tear and obsolescence excepted) all properties used in the (Consolidated Group's business (except to the extent the failure -to so maintain, repair and keep in good working order does not, and is not expected to, have a Material Adverse Effect), and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed and comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties.

     5H. Insurance. The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, coinsurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as is reasonable and prudent in the circumstances and as are customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated.

     5I. Use of Proceeds. The Company will use the proceeds of the sale of the Notes only to repay amounts outstanding under the Revolving Credit Agreement and for working capital and general corporate purposes, and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under paragraph 8J.

     5J.  Environmental Compliance and Indemnification.

          (i) The Company will, and will cause each Subsidiary to, (a) obtain and maintain all permits, licenses, and other, authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain individually or in the aggregate do not, and could not reasonably be expected to have, a Material Adverse Effect, and
     (b) comply with all terms and conditions of all such permits, licenses, and authorizations arid with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to it any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to it, except to the extent of noncompliance which, in the aggregate,, does not, and could not reasonably be expected to, have a Material Adverse Effect, and (c) operate all property owned or leased by it such that no claims or obligations, including clean-up obligations, which in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as (1) it is being actively contested in good faith by appropriate proceedings and (2) such reserves or- other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

          (ii) The Company agrees to defend, indemnify and hold the Purchasers, each Holder and their respective affiliates, employees, agents, officers and directors from and against any claims, demand, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the Company, its Subsidiaries or the operations; of any Contract Grower (whether or not such noncompliance constitutes a violation of the Company's other covenants set forth in this paragraph SJ) or any orders, requirements or demands of any Governmental Authority related thereto, including, with limitation, reasonable attorney's and consultants' fees, investigation and laboratory fees, response costs, court cost.-3 and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     5K. Maintenance of Books and Records. The Company, will, and will cause each Subsidiary to,: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations Pursuant to this paragraph SK shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the Consolidated Group's financial transactions. Notwithstanding the foregoing, the Company and its Subsidiaries may make adjustments and changes in the manner in which their books and records are kept, provided, that:

               (a) all such adjustments and changes shall be required or permitted by GAAP, but need not conform with the prior accounting practice of the Company or such Subsidiary or its predecessor;

               (b) each Holder shall be given written notice of all such changes or adjustments together with the financial statements required by paragraph 6A(i) for the quarter in which such change occurred, and together with the financial statements required by paragraph 5A(ii), a year-end listing and description of all such changes and adjustments and the effect: thereof by the chief financial officer of the Company;

               (c) the financial covenants and ratios set forth in paragraph 6A shall continue to be calculated without regard to such adjustments or changes unless and until the Required Holders have consented thereto; and

               (d) the Company may not change its Fiscal Year unless and until the Required Holders have consented thereto.

     5L. Subsidiary Guaranties. The Company will cause each Subsidiary hereafter existing to guaranty the obligations of the Company hereunder and under the Notes by executing and delivering to each Holder contemporaneously with the organization or acquisition of such Subsidiary, a Guaranty in the form of Exhibit C (such Guaranties, the "Subsidiary Guaranties") accompanied by copies of the organizational documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Subsidiary and such opinions of counsel with respect thereto as the Required Holders reasonably request.

     5M. Year 2000 Compatibility. The Company will, and will cause each Subsidiary to, take all action necessary to assure that its computer-based systems, hardware and software are able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000 without any Material Adverse Effect, and, at the request of the Required Holders, the Company shall provide evidence to the satisfaction of the Required Holders of such year 2000 compatibility.

     5N. Post-Closing Amendments to Farm Credit Security Documents. Within 30 days following the Closing, the Company shall provide the Holders with evidence satisfactory to them that the Security Agreement dated February __, 1996 by the Company and Farm Credit and each mortgage and deed of trust in effect as of the Closing by the Company in favor of Farm Credit (collectively the "Farm Credit Security Documents") has been amended to provide that the collateral granted under such Security Documents secures only the obligations of the Company under the "First Term Loan Note" issued and outstanding under the Farm Credit Agreement and such amendments have been recorded in such jurisdictions as may be required to give full effect thereto.

6.  NEGATIVE COVENANTS.

     6A.    Financial Covenants.  The Company shall not permit:

     6A(l). Consolidated Debt to Consolidated Total Capitalization. As of the last day of any fiscal quarter, Consolidated Debt to be more than the percentage of Consolidated Total Capitalization set forth below:

------------------------------------------------------------------------------
                   Date of Determination                         Percentage
                   ---------------------                         ----------
------------------------------------------------------------------------------
Closing Date through 70% including the                                70%
third fiscal quarter of Fiscal Year 1999
-----------------------------------------------------------------------------

Fourth fiscal quarter of Fiscal Year 1999                             75%
-----------------------------------------------------------------------------

First fiscal quarter of Fiscal Year 2000                              70%
through and including the fourth fiscal
quarter of Fiscal Year 2000
-----------------------------------------------------------------------------

First fiscal quarter of Fiscal Year 2001                              60%
through and including the fourth fiscal
quarter of Fiscal Year 2001
-----------------------------------------------------------------------------

Any fiscal quarter thereafter                                         50%
-----------------------------------------------------------------------------

     6A(2). Current Ratio. At any time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 2.75 to 1.00.

     6A(3). Working Capital. At any time, Working Capital to be less than $75,000,000.

     6A(4). Limitation on Consolidated Total Liabilities. As of-the last day of any fiscal quarter, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to be more than the ratio set forth below:

-----------------------------------------------------------------------------
                   Date of Determination                           Ratio
                   ---------------------                           -----
-----------------------------------------------------------------------------
Closing Date through and including the                        2.50 to 1.00
fourth fiscal quarter of Fiscal Year 1999
-----------------------------------------------------------------------------

First fiscal quarter of Fiscal Year 2000                      2.25 to 1.00
through and including the third fiscal
quarter of Fiscal Year 2000
-----------------------------------------------------------------------------

The fourth fiscal quarter of Fiscal Year                      2.10 to 1.00
2000
-----------------------------------------------------------------------------

The first fiscal quarter of Fiscal Year 2001                  1.60 to 1.00
through and including the fourth fiscal
quarter of Fiscal Year 2001
-----------------------------------------------------------------------------

Any fiscal quarter thereafter                                 1.50 to 1.00
-----------------------------------------------------------------------------

     6A(5). Consolidated Tangible Net Worth. As of any Fiscal Year end, Consolidated Tangible Net Worth to be less than the sum of (i) $157,190,000 minus (ii) the amount of Consolidated Net Losses for the Company's Fiscal Year 1999, if any, plus (iii) if a positive number, 50% of Consolidated Net Earnings for Fiscal Year 2000 and each Fiscal Year thereafter.

     6B.    Liens and Other Restrictions.  The Company will not, and will not permit any Subsidiary to:

     6B(l). Liens. Create, assume or suffer to exist any Lien on its properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom or proceeds of dispositions thereof, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors, except for:

          (i) Liens on property acquired, constructed or improved after the Closing Date; provided, however, that (a) each such Lien is confined solely to the property so acquired, improvements thereto and proceeds thereof, (b) each such Lien secures only the purchase price for, or cost of construction or improvements of, such property and the Debt secured by such Lien does not exceed the lesser of the fair market value or the purchase price or cost of construction or improvement, (c) the Debt secured by such Lien is incurred at the time of the acquisition, construction or improvement or within 120 days following such date, (d) no Event of Default or Default exists immediately before or immediately after the creation of such Lien or could reasonably be anticipated to result therefrom, (e) after giving effect thereto, the tests set forth in paragraphs 6A, calculated on the basis of-the most recently available financial information, would be satisfied on a pro forma basis, and (f) in no event shall the aggregate amount of all outstanding Debt secured by Liens permitted by this paragraph 6B(l)(i) at, any time exceed $25,000,000;

          (ii) Liens existing as of the Closing Date of this Agreement and described on Schedule 6B(l) provided, in the case of Liens under the Farm Credit Security Documents, such Liens are amended within 30 days of the Closing Date as provided in paragraph 5N;

          (iii) any Lien resulting from renewing, extending or refinancing of the Debt secured by the Liens permitted by clauses (i) and (ii) above, provided that (a) the maturity thereof is not accelerated and the principal amount of the Debt then secured thereby is not increased, (b) such Lien does not extend to any other property, and (c) immediately after such extension, renewal or refunding, no Default or Event of Default would exist or would be reasonably anticipated to result therefrom;

          (iv) Liens, and other charges incidental to the conduct of its business, or the ownership of its property (including charges for Taxes or Otherwise arising by operation of law, mechanics', carriers', workers', repairmen's, warehousers' or other similar Liens), which are not incurred in connection with the borrowing of money or the securing of Debt, provided that, in each case, the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor and such Liens and charges in the aggregate do not have a Material Adverse Effect;

          (v) Liens arising as a result of any judicial proceeding with respect to which it shall then, in good faith be actively prosecuting appeal or other appropriate proceedings for review and Liens arising from judgments or decrees not constituting a Default or Event of Default unless, in either case, such Lien remains undischarged, unstayed pending appeal, unbonded or undismissed for a period of 60 consecutive days and provided, in either case, such reserves as shall be required by GAAP shall have been made therefor and such Liens in the aggregate do not have a Material Adverse Effect;

          (vi) deposits or pledges to secure worker's compensation, unemployment insurance, old age benefits or other social security obligations or retirement benefits;

          (vii) Liens arising out of deposits in connection with, or given to secure the performance of, bids, tenders, trade contracts not for the payment of money, or leases, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business;

          (viii) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of its activities or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in the aggregate have a Material Adverse Effect or materially interfere with the use of such real properties in the operation of the business of the Consolidated Group in the ordinary course; and

          (ix) Liens securing Debt under the Revolving Credit Agreement and/or the New Farm Credit Term Loan provided the obligations of the Company and its Subsidiaries under the Transaction Documents are equally and ratably secured thereby.

     6B(2). Sales of Equity Interests.

          (i) The Company will not permit any Subsidiary to issue, sell or otherwise dispose of, or part with control of, any of such Subsidiary's own Equity Interest (other than directors' qualifying shares) either directly or indirectly by the issuance of rights, options for securities convertible into or exchangeable for Equity Interests other than to the Company or a Wholly-Owned Subsidiary.

          (ii) The Company will not, and will not permit any Subsidiary to, sell transfer or otherwise dispose of any outstanding Equity Interest of another Subsidiary other than: (a) to the Company or a Wholly-Owned Subsidiary; or (b)(1) if in connection with such sale, transfer or other disposition, the entire Investment (whether represented by Equity Interest, Debt, claims or otherwise) of the Company and its Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person not a Related Party, and the Subsidiary being disposed of has no continuing Investment in any other Subsidiary not being simultaneously disposed of or in the Company and (2) such disposition is otherwise permitted under paragraph 6B(3).

          (iii) The Company will not issue any Redeemable Preferred Stock or any Equity Interest convertible or exchangeable into Debt of the Company.

     6B(3) Merger and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of its respective assets to any Person or Persons, except that:

          (i) Any Subsidiary of the Company may merge or consolidate with or sell, lease, transfer or otherwise dispose of all or any of its assets to the Company or a Wholly-Owned Subsidiary of the Company provided, (a) that
                                                             --------
     the Company or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation and (b) the acquiring or surviving entity is a corporation organized under the laws of, and having its principal place of business in, a state of the United States of America or -the District of Columbia;

          (ii) the Company may merge or consolidate with any other Person, provided, that (a) the Company shall be the continuing or surviving corporation, and (b) immediately after and giving effect thereto, the Company would be able to incur $1 of additional Debt and on a pro forma basis based on the most recently available financial information, the financial tests set forth in paragraph 6A(4) would be satisfied;

          (iii) the Company and its Subsidiaries may sell inventory and obsolete equipment in the ordinary course of business;

          (iv) the Company may sell or cause Grower Loans to be refinanced in the ordinary course of its business provided, any Guaranties entered into
                                         --------
     in connection with any such sale or refinancing are permitted pursuant to paragraph 6(C)(iii);

          (v) the Company and its Subsidiaries may sell, transfer or otherwise dispose of same or all of their respective properties or assets in a transaction not otherwise permitted pursuant to this paragraph 6B(3) (a "Disposition") if: (i) the Company (or the Subsidiary, as the case may
     be) receives consideration at the time of such Disposition at least equal to the fair market value of the assets or properties issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided, (A) that immediately after and giving effect to any
                  --------
     such Disposition, (1) the greater of (x) aggregate book value, as reflected on the most recent consolidated balance sheet of the Consolidated Group furnished to the Holders pursuant to paragraph 6A(i) or SA(ii), as the case may be or (y) the aggregate net proceeds (with any non-cash proceeds being valued at its fair market value) of all such properties and assets so sold by the Company and its Subsidiaries ("Assets Sold") during the then current Fiscal Year, less the aggregate amount of Qualifying Reinvestments then made by the Company and its Subsidiaries during the Fiscal Year does not exceed 10% of Consolidated Total Assets Fiscal Year end, and (2) the greater of (x) aggregate book value of all Assets Sold since the Closing Date, as reflected on the consolidated balance sheets of the Consolidated Group for the year of Disposition -furnished to the Holders pursuant to paragraph SA(ii) (or paragraph 5A(i) if none have yet been provided pursuant to paragraph 5A(ii), and (y) the aggregate net proceeds (with any non-cash proceeds being valued at its fair market value of all such Assets Sold since the Closing Date, less the aggregate amount of Qualifying Reinvestments made by the Company and its Subsidiaries since the Closing Date does not exceed 20% of Consolidated Total Assets, for the immediately preceding Fiscal Year end, and (B) in the case of a Disposition of the Equity Interest of a Subsidiary, such Disposition otherwise complies with paragraph 13B(2);

provided, further, that, in each case other than the sales pursuant to
--------
subparagraph (iii) or (iv) above, no Default or Event of Default exists immediately before or immediately after giving effect to such Disposition or such merger or consolidation or is expected to result therefrom.

     For purposes of subparagraph (v) of this paragraph 6B(3), a "Qualifying Reinvestment" is the use of the proceeds, or of funds expended in anticipation of the proceeds, of Assets Sold not more than 90 days prior to or more than 180 days after the date of a Disposition, to purchase (x) tangible, depreciable assets or equipment or real property or depreciable improvements thereon usable in any business permitted by paragraph 6E, or (y) either (1) all of the outstanding

Equity Interests of a Person which, immediately after such purchase, is a Wholly-Owned Subsidiary of the Company and is engaged in a business permitted by paragraph 6E, or (2) all or substantially all of the assets and business of a Person which is engaged in a business permitted by paragraph 6E; provided, that
                                                                 --------
if the Assets Sold are subject to a Lien in favor of the Holders at the time of sale or other disposition, the assets, equipment, real property, improvements, capital stock or other equity interests purchased with the proceeds of such Assets Sold shall not constitute Qualifying Reinvestments unless promptly made subject to a Lien in favor of the Holders with the same priority and otherwise substantially the same terms and conditions as the Liens on the Assets Sold in favor of the Notes.

     6B(4). Subsidiary Dividend and Other Restrictions. Enter into, or be otherwise subject to, any contract or, agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by, or distributions on any securities of, any Subsidiary to the Company.

     6B(5). Transactions with Related Parties. Except as set forth on Schedule 6B(5), directly or indirectly, engage in any transaction or group of transactions (including, without limitation, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any Related Party, except in the ordinary course of business pursuant to the reasonable requirements of its business and upon commercially reasonable terms which are no less favorable to it than those which might be obtained at arms' length with a Person not a Related Party.

     6B(6). Restricted Payments. Make or- declare any Restricted Payments except for:

          (i)    dividends by the Company on its common stock; provided, that
     (a) no Default or Event of Default shall exist immediately before or immediately after such payment or could reasonably be anticipated to result therefrom; (b) after giving effect to such payment, the financial tests set forth in paragraph 6A, calculated on the basis of the most recently available financial information, would be satisfied on a pro forma basis, and (c) immediately after giving effect thereto, the aggregate amount of all such dividends made or declared by the Consolidated Group in the current Fiscal Year does not exceed 50% of Consolidated Net Earnings (if positive) for the immediately preceding Fiscal Year; and

          (ii)   Permitted Tax Distributions.

     6B(7). Loans, Advances and Investments. Make or permit to remain outstanding any loan or advance to, or extension of credit to, or own, purchase or acquire any stock, obligations or securities of, or any, other interest (including without limitation any Equity Interest in any partnership, association, joint venture or other organization, whether or not a legal entity) in, or make any capital contribution to, any Person (each an "Investment'), except that the Company or any Subsidiary may:

          (i) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, provided, that, any such stock is of a class publicly traded on a national securities exchange and after any such acquisition, the aggregate amount of all such stock owned by the Consolidated Group represents less than 5% of the equity interest or the voting rights in the issuer of such stock;

          (ii)   own, purchase or acquire Cash Equivalents;

          (iii) endorse negotiable instruments for collection and own its accounts receivable in the ordinary course of business;

          (iv) make, in the case of the Company, Investments in the ordinary course of business in any Wholly-Owned Subsidiary and, in the case of its Subsidiaries, Investments in the ordinary course of business in the Company or another Wholly-Owned Subsidiary;

          (v) permit to remain outstanding, Investments existing as of the Closing Date and listed on Schedule 6B(7)(1) (excluding Related Party Advances);

          (vi) make additional Grower Loans (other than to a Related Party) or convert Grower Advances into Grower Loans (other than Grower Advances to Related Parties) in the ordinary course of business after the Closing Date provided that (i) the aggregate principal amount of Grower Loans to Persons other than Related Parties outstanding in any Fiscal Year (including principal outstanding under such Grower Loans permitted to be outstanding pursuant to clause (v) of this paragraph 6B(7) and Grower Advances converted into such Grower Loans) does not exceed an amount equal to twenty-five (25%) of Consolidated Net Worth for the immediately preceding Fiscal Year; (ii) no new Grower Loans may be made at any time when more than $1 0,000,000 in the aggregate of outstanding Grower Loans (including any Grower Loans sold or refinanced by the Company and Guaranteed by the Company) are non-performing as reasonably determined by the Company (but in any event, any Grower Loan that is more than 90 days past due (whether in respect of principal or interest) shall be deemed non-performing;

          (vii) extend credit to Contract Growers in the ordinary course of business pursuant to the reasonable requirements of their business and upon commercially reasonable terms for the purchase of supplies and incidental related equipment ("Grower Advances"); provided, that each such Grower Advance is repaid within 180 days after the making of such Grower Advance or converted into a Grower Loan;

          (viii) subject to compliance with Paragraph 6B(5), make and/or permit to remain outstanding Related Party Advances (including any Grower Advance to a Related Party which has not been repaid within 180 days after the making of such Grower, Advance and any Grower Loan to a Related Party) provided, (a) the aggregate amount of such Related Part)(Advances permitted pursuant to this clause (viii) at any time outstanding shall not exceed $13,000,000 through March 2, 2002 and thereafter, shall not exceed $15,000,000; (b) the aggregate amount of Related Party Advances permitted pursuant to this clause (viii) at any time outstanding to Duplin Land shall not exceed $2,500,000; (c) all Related Party Advances existing on the Closing Date which are to be deemed permitted under this clause (viii) are set forth on Schedule 6B(7)(2); and (d) all Related Party Advances arising after the Closing Date, which are to be deemed permitted under this clause
     (viii) shall be set forth on an updated Schedule 6B(7)(2) to be supplied by, the Company from time to time upon request by the Required Holders;

          (ix) Subject to compliance with paragraph 6B(S), permit to remain outstanding Related Party Advances to Duplin Land existing as of the Closing Date and listed on Schedule 6B(7)(3) and make additional Related Party Advances to, Duplin Land not otherwise permitted pursuant to clause
     (viii) of this paragraph 6B(7), provided (a) the aggregate amount of such
                                     --------
     additional Related Party Advances made from and after the Closing Date through March 2, 2002 shall not exceed $6,000,000 in original amount and thereafter, the aggregate amount of such additional Related Party, advances made from and after the Closing Date shall not exceed $9,000,000 in original amount; and (b) all Related Party Advances made to Duplin Land after the Closing Date which are to be deemed permitted under this clause
     (ix) shall be set forth on an updated Schedule 6B(7)(3) to be supplied by the Company from time to time upon request by the Required Holders; provided, further in no event shall any amount prepaid, paid or repaid in
     --------  -------
     respect of any Related Party Advances to Duplin Land permitted under this clause (ix) be reloaned or readvanced to Duplin Land unless such amounts could be loaned or advanced to Duplin Land under clause (vii) of this Paragraph 6B(7) or as a new loan or advance under this clause (ix); and

          (x) Investments not otherwise permitted pursuant to clauses (i) through (ix) of this paragraph 6B(7), provided the aggregate amount of such Investments, made in any twelve consecutive months does not exceed $500,000.

     6C.  Debt; Guaranties of Debt.

          (i) The Company will not issue any Redeemable Preferred Stock or any Equity Interest convertible or exchangeable into Debt of the Company or any Subsidiary nor will the Company create, incur or assume any Debt after the Closing Date unless immediately before and immediately after giving effect thereto, no Default or Event of Default shall exist or be reasonably expected to result therefrom and on a pro forma basis, the financial covenants set forth in paragraph SA would be satisfied.

          (ii) Except as permitted by clause (iii) of' this paragraph 6C, the Company will not permit any Subsidiary to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt or issue or permit the issuance of any Preferred Stock constituting Debt or any Equity Interest convertible or exchangeable into Debt of the Company or any Subsidiary.

          (iii) The Company will not, and will not permit any Subsidiary to, enter into any Guaranty of or otherwise become liable for any Debt of any other Person other than (but subject to compliance with clause (i) of this paragraph 6C) (a) Debt of the Company or another Wholly-Owned Subsidiary of the Company, (b) the Subsidiary Guaranties, and (c) in the case of the Company, Guaranties of Growers Loans provided the aggregate amount of Debt represented by such Guaranties (calculated without regard to the exclusion in clause (viii) of the definition of Debt) does not exceed $15,000,000.

     6D. Compliance with ERISA. The Company will not and will not permit any ERISA Affiliate to:

          (i) engage in any transaction in connection with which the Company or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to section 5(:12(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer
     Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of section 4041 (e) of ERISA, which could result in any liability to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(l) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, Whether or not waived, with respect to any Plan (other than a Multiemployer Plan) other than such penalties, taxes, liabilities, failures or deficiencies which individually and in the aggregate do not, and are not reasonably expected to have in the future, a Material Adverse Effect;

          (ii) act any time permit the termination of any defined benefit pension plan intended to be qualified under section 401 (a) and section 501
     (a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan by an amount the payment of which would have a Material Adverse Effect; or

          (iii) at any time permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Consolidated Group and any ERISA Affiliate, or the aggregate liability under Title IV of EIRISA incurred by the Consolidated Group and any ERISA Affiliate, to exceed an amount the payment of which would have a Material Adverse Effect.

For the purposes c)f subparagraph (iii) of this paragraph 6D, the amount of the withdrawal liability if the Consolidated Group and ER,ISA Affiliates at any date shall be the aggregate present value of the amounts claimed, to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, that neither the Company nor any ERISA Affiliate shall have any liability, provided, that the Company shall promptly obtain written advice from independent actuarial consultants supporting such determination.
The Company will (x) once in each calendar year, beginning in 1999, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which it or any ERISA Affiliate is or has been obligated to contribute and (y) transmit a copy of such statement Ito each Holder, within 15 days after the Company, receives the same. As used in this paragraph 6D, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA.

     6E. Line of Business. The Company will riot, and will not permit any Subsidiary to, engage in any business other than the animal livestock industry and other businesses reasonably related thereto.

7.   EVENTS OF DEFAULT.

     7A. Events of Default. If any of the following events shall occur or conditions shall exist and be Continuing for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise such occurrence or condition and continuance shall constitute an "Event of Default":

          (i) the Company defaults in the payment of any principal of any Note when the same shall become due and payable, whether by the terms thereof or otherwise as provided by the terms of this Agreement; or

          (ii) the Company defaults in the payment of interest or Make Whole Amount on any Note, whether by the terms thereof or otherwise as provided by the terms of the Agreement and such default shall continue for 3 Business Days after the same shall become due and payable; or

          (iii) The Company or any Subsidiary (a) defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, or interest on any Debt, the outstanding principal amount of which exceeds $1,000,000 in the aggregate, beyond any period of grace provided with respect thereto, or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default or other event is to cause such Debt to become, or to cause the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to declare such Debt to be, due and payable or required to be redeemed or repurchased prior to any stated maturity or regularly scheduled dates of payment, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to Convert such Debt into equity, interests), the Company or any Subsidiary has, become obligated to purchase or repay or redeem an aggregate outstanding principal amount of $1,000,000 or more of Debt before its regular maturity or before its regularly scheduled dates of payment or redemption;

          (iv) any, representation or warranty made by the Company or any Subsidiary in any Transaction Document or in any writing furnished pursuant to a Transaction Document shall be false, incorrect or misleading in any material respect; or

          (v) the Company or any Subsidiary fails to perform or observe or comply with any covenant contained in paragraph 5D, 5I, SN, 6A(2), 6A(3), 6A(5), 6B, 6C or 6F; or

          (vi) the Company fails to perform or observe or comply with any covenant contained in paragraph 6A(1) or 6A(4) as of the fourth fiscal quarter of any Fiscal Year or fails to comply with any covenant contained in paragraph 6A(1) or 6A(4) as of the first through the third fiscal quarter of any Fiscal Year and such failure shall not have been remedied by the end of the fourth fiscal quarter of such Fiscal Year; or

          (vii) the Company or any Subsidiary fails to perform or observe or comply with any other agreement, term or condition of any of the Transaction Documents and such failure shall not be remedied within 30 days of such failure; or

          (viii) the Company or any Subsidiary voluntarily or involuntarily suspends or discontinues operation or liquidates all or substantially all of its assets (other than, in the case of a Subsidiary, as permitted by paragraph 6B(3)); or

          (ix) the Company or any Subsidiary admits in writing that it is not able to pay its debts as such debts become due or otherwise becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation (or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or takes corporate action for the purpose of any of the foregoing; or

          (x) a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation, dissolution or winding up of the Company or any Subsidiary or for the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or, with respect to any substantial part of its property to take advantage of any bankruptcy or insolvency law of any jurisdiction is filed against the Company or any Subsidiary without its consent or other acquiescence and such petition is not dismissed within 60 days or any holder of a Lien on all or substantially all of the assets of the Company or any Subsidiary take any action to foreclose on such Lien and such action remains unstayed and in effect for 60 days; or

          (xi) a Governmental Authority enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Subsidiary or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary without its consent of and such order remains unstayed and in effect for 60 days; or

          (xii) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is rendered against one or more of the Company or any Subsidiary and within 45 days the entry thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment or judgments are not discharged; or

          (xiii) (a) any Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against such Subsidiary or (b) the validity or enforceability of any Subsidiary Guaranty against such Subsidiary shall be contested by such Subsidiary, the Company or any Related Party, or (c) any Subsidiary, the Company or any Related Party shall deny that such Subsidiary has any further liability or obligation under its Subsidiary Guaranty.

     7B.  Acceleration on Event of Default.

          (i)     Automatic.  If any Event of Default specified in clauses (ix),
     (x) or (xi) of paragraph 7A shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Make Whole Amount without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          (ii) By Action of Holders. Subject to paragraph 7C, if any Event of Default other than those specified in clauses (ix), (x) or (xi) of paragraph 7A shall exist, the Required Holders may exercise any right, power or remedy permitted to, such Holder or Holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right, upon written notice to the Company to declare the entire principal of, and all interest accrued and Make Whole Amount on, all the Notes then outstanding to be immediately due and payable, without any presentiment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

          (iii) Acceleration on Payment Default. During the existence of an Event of Default described in clauses (i) or (ii) of paragraph 7A and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to clause (ii) of this paragraph 7B, any Holder who or which shall have not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to, the Company, declare the Notes then held by such Holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon and the Make Whole Amount thereon, without any presentment, demand, protest or other notice of any kind, all of which ;are hereby expressly waived.

     7C. Rescission of Acceleration. At any time after any Note shall have been declared immediately due and payable pursuant to clause (ii) or (iii) of paragraph 7B, the Holders of at least two-thirds of the principal amount of Notes at the time outstanding may, by written notice to the Company, rescind and annul any such declaration with respect to the Notes if (i) the Company shall have paid all interest, principal and Make Whole Amount payable with respect to any Note which have become due otherwise than by reason of such declaration, including any interest on any such overdue interest, principal and Make Whole Amount, at the amount specified therein or otherwise in this Agreement, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph I 1 B, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Transaction Documents solely by reason of such declaration. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

     7D. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to clause (ii) or (iii) of paragraph 7B, or any such declaration shall be rescinded a-id annulled pursuant to paragraph 7C, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding, provided, the failure to give such notice shall not affect the validity of any such declaration, recision or annulment.

     7E. Other Remedies, No Waivers or Election of Remedies. If any one or more Events of Default shall occur and be continuing, irrespective of whether any Notes have become or have been declared immediately due and payable, any Holder may proceed to protect and enforce its rights under the Transaction Documents by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law or by any other appropriate proceeding, whether for specific performance of any covenant or other agreement contained in any Transaction Document or in aid of the exercise of any power granted in a Transaction Document, in such order as the Holder may determine in its sole discretion; provided, however, that the maturity of a Holder's Notes may be accelerated only in accordance with paragraph 7B. No remedy conferred in a Transaction Document upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder.

8.   REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants that:

     8A.  Organization, Etc.

          (i) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified, individually and in aggregate, could not reasonably be expected to have a Material Adverse Effect) and has all requisite corporate and other power and authority to own, operate and lease its property and to carry on its business as now being conducted and which it proposes to conduct. It has all requisite power and authority to execute, deliver and perform each Transaction Document to which it is a party and to issue and sell the Notes. Schedule 8A identifies the Company's correct legal name, the jurisdiction of organization, the jurisdictions in which qualified to do business and its officers and directors.

          (ii) Each Transaction Document has been duly authorized by all necessary corporate action on the part of the Company and has been (or will have been as of the Closing Date) duly executed and delivered by authorized officers of the Company and constitutes (or will constitute upon execution thereof by the Company) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     8B.  Stock Ownership.

          (i) The authorized capital stock, or other Equity Interests, of the Company is as described on Schedule 8B. All of the outstanding capital stock, or other Equity Interests, of the Company is validly issued, fully paid and non- assessable and is now owned and will be owned immediately prior to the Closing, of record and beneficially, in the amounts and by the Persons as set forth in Schedule 8B free and clear of any Lien of any kind.

          (ii)   As of the Closing Date, the Company has no Subsidiaries.

          (iii) Except as set forth in Schedule 8B, the Company does not have any outstanding rights, options, warrants or other agreements which would require it to issue any additional shares of its capital stock or other Equity Interests after the Closing Date.

     8C. Financial Statements. The Company has furnished the Purchasers its audited balance sheets dated as of November 1, 1997 and October 31, 1998 and the related statements of income, retained earnings and cash flows for the 12 months ended on such dales (the "Audited Financial Statements") and the unaudited balance sheet of the Company as of January 30, 1999 and the related statement of income, retained earnings and cash flows for the 3 months ended on such date (the "Unaudited Financial Statement" and collectively with the Audited Financial Statements, the "Financial Statements"). 'The Audited Financial Statements fairly present in all material respects the financial condition of the Company and the results of its operations and cash flows for the respective periods specified thereby and the Unaudited Financial Statement fairly presents in all material respects the assets and liabilities of the Company as of the date thereof. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved except as set forth in the notes thereto. Except as disclosed in the Unaudited Financial Statement, since October 31, 1998, there have been no developments or changes affecting the business, assets, liabilities, condition (financial or otherwise) of the Company which in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

     8D. Actions Pending. There are no actions, suits, investigations or proceedings pending, or to the knowledge of the Company threatened, against the Company, or any of its properties or rights, by or before any court, arbitrator or administrative body or other Governmental Authority other than those which in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect.

     8E.  Title to Properties.

          (i) The Company has good and marketable title to the real estate of which it is the record owner and good title to all of its other properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements or purported to have been acquired by the Company sifter such date (other than properties and assets disposed of since such date in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(i).

          (ii) The Company enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the conduct of its businesses and all such leases are valid and subsisting and are in full force and effect;

          (iii) The Company owns or has the right to use (under agreements or licenses which are in full force and effect) all Intellectual Property necessary for it to conduct its business as currently conducted, without any known conflict with the rights of others. To the knowledge of the Company, none of its products infringes in any material respect upon any Intellectual Property owned by any other Person; and

          (iv) To the knowledge of the Company, there is no material violation by any Person of any right of the Company with respect to any Intellectual Property owned or used by the Company.

     8F. Affiliates and Investments in Others. Except as set forth on Schedule 8F, the Company has no Affiliates nor Investments in any Person other than Investments permitted under paragraph 6B(7).

     8G. Tax Returns and Payments. The Company has filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf, or with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon the Company or any of its properties, assets, income or franchises which Eire due and payable have been paid, other than those presently payable without penalty or interest, those presently being actively contested in good faith and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made and those, the non-payment or non-filing of which, in the aggregate, do not, and could not reasonably be expected to, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any Taxes for all fiscal periods are adequate and the Company knows of no unpaid assessment for additional Taxes for any period or any basis for any such assessment that in the aggregate could reasonably be expected to have a Material Adverse Effect. No charges or Taxes will be imposed by any Governmental Authority on the Company on the execution or delivery of the Transaction Documents and the issue and sale of the Notes.

     8H.  Conflicting Agreements and Other Matters.

          (i) The Company is not in violation of any term of its charter or by-laws or other organizational documents, or in violation or breach of any term of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation (including any Environmental Law) to which it is a party or to which it is subject other than defaults or violations, in which in the aggregate, do not have and could not reasonably be expected to have, a Material Adverse Effect.

          (ii) The execution and delivery of the Transaction Documents and the offering, issuance and sale of 'the Notes and fulfillment of and compliance with the terms and provisions of the Transaction Documents do not and will not conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to its charter or by-laws or other organizational documents, any award of any arbitrator or any agreement (including any agreement with stockholders or other equity holders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject.

          (iii) Other than this Agreement and the Bank Agreements, the company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt by the Company or its Subsidiaries.

     8I. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes for sale to, or solicited any offers to buy any of the Notes from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Closing Date, the Notes will not be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

     8J. Regulation U, Etc. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR
Part 221) of the Board of

Governors of the Federal Reserve System ("margin stock"). None of the proceeds of this sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute tons transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or hereafter in effect.

     8K.  ERISA.

          (i) The Company and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and are not expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3, of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (ii) The present value of the aggregate benefit liabilities under each of the Plans that is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the! actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (iv) The expected postretirement benefit obligation (determined as of the last day, of the Company's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company could not reasonably be expected to have a Material Adverse Effect.

          (v) The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Agreement will not'. involve a transaction which is subject to the prohibitions of section 405 of ERISA or in connection with which a Tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in paragraph 9(ii) as to the source of the funds to be used to pay the purchase price of the Notes.

     8L. Governmental and Other Consents. Except as set forth in Schedule 8L, neither the nature of the Company, nor any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the execution and delivery of any Transaction Document or the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any Governmental Authority or any other Person in connection with the execution and delivery of the Transaction Documents or the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of the Transaction Documents.

     8M.  Environmental Matters.

          (i) The Company has not received any notice of any claim, and no proceeding has been instituted raising any claim, against it or any of its real properties or other assets now or formerly owned, leased or operated by them, alleging any damage to the environment or violation of any Environment Laws, except those that, in the aggregate, do not, and could not reasonably be expected to, result in a Material Adverse Effect.

          (ii) To the knowledge of the Company, there are no facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or other assets now or formerly owned, leased or operated by it or any Contract Grower or their use, except those that, in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect.

          (iii) The Company has not stored any Hazardous Materials on real properties row or formerly owned, leased or operated by any of them or disposed of or released any Hazardous Materials in violation of any Environmental Laws, except such that, in the aggregate do not and could not reasonably be expected to result in a Material Adverse Effect.

          (iv) All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failures to comply in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect.

          (v) The Company has obtained all permits, licenses and other authorizations and has made all filings, registrations and other submittals which are required of it under all Environmental Laws (except to the extent such failures to have any such permits, licenses or authorizations or to have made any such filings, registrations or submittals in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect) and the Company is in compliance with all Environmental Laws and with the terms and conditions of all such permits, licenses, authorizations, filings, registrations and submittals or not in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law (except to the extent failures in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect).

     8N. Labor Relations. There is not now pending, or to the knowledge of the Company, threatened, any strike, work stoppage, work slow down, or material grievance or other material dispute between the Company and any bargaining unit or significant number of its respective Employees. To the knowledge of the Company, there is no existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers that in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

     8O. Financial Condition. After giving effect to the transactions contemplated hereby the Company will be Solvent.

     8P. Disclosure. The Transaction Documents, the Financial Statements and any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, there is no fact with respect to its business which could reasonably be expected to have a Material Adverse Effect and which has not been described in this Agreement or otherwise disclosed in writing to the Purchasers by the Company.

     8Q. Status Under Certain Federal Statutes. The Company is not subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended. Neither the sale of the Notes hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     8R. Existing Indebtedness; Future Liens. Schedule 8R lists all Debt (including Guaranties) of the Company as of the Closing Date in excess of $1,000,000 to any one lender or related group of lenders, and provides the following information with respect to each item of such Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the aggregate amount of all commitments thereunder (and the allocation of such commitments, if any, as among revolving credit Debt, term notes or similar Debt and other credits such as letter of credit or banker's acceptance facilities), the approximate outstanding amount thereunder and under each individual facility thereunder, the approximate current portion of the outstanding amount, the final maturity, required sinking fund payments, and a description of the collateral securing such Debt. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt and no event or condition exists with respect to any Debt that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     8S. Bank Agreements. The Company has provided the Purchasers with complete, true and correct copies of the Bank Agreements as in effect both immediately prior to and immediately after the Closing Date. Except for the Bank Agreements and the lntercreditor Agreement, there are no other written agreements or understandings or material oral agreements or understandings between the Company and any Bank Lender relating to the Bank Agreements and extensions of credit thereunder by any Bank Lender to the Company. As of the Closing Date, the Bank Agreements shall be in full force and effect without any amendment thereof except as contemplated by this Agreement.

     8T. Compliance with Laws, Etc. Except as set forth on Schedule 8T, the Company is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and has in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to have in affect such licenses, permits, franchises and other governmental authorizations do riot, and could not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

     8U. Brokers. No broker, finder or other Person performing a similar function has represented the Company or has acted on behalf of the Company in connection with the transactions contemplated hereby.

9.   REPRESENTATIONS OF THE PURCHASERS.  Each Purchaser represents that:

         (i) It is an Institutional Investor and is purchasing its Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of its Notes, provided that the disposition of such Purchaser's property shall at all times be within its control, subject to compliance with applicable law. The Company acknowledges that a Purchaser's sale of all or a portion of its Notes to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

          (ii) With respect to each source of funds to be used by it to pay the purchase price of its Notes (respectively, the "Source"), at least one of the following statements is accurate as of the Closing Date:

               (a) the Source is an "insurance company general account" within the-meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of section 3(3) or ERISA or section 4975(e)(1) of the Code and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the Purchaser and, as a result, the purchase is within the terms of such exemption;

               (b) the Source is either (i)i an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 21, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this clause (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund and, as a result, the purchase is within the terms of one of such exemptions; or

               (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the OPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) if applicable, the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (c); or

               (d) the Source is a "governmental plan" as defined in Title 1, section 3(32) of ERISA; or

               (e) the Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified to the Company in writing pursuant to this clause (e); or

               (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA..

10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified with respect thereto:

     10A.  Prepayment and Make Whole Amount Terms.

     "Average Remaining Life" means the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) the sum of the products obtained by multiplying (i) the principal component of each Remaining Schedule Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment by (b) the Called Principal.

     "Called Principal" means, as the context requires, with respect to any Note the principal of such Note which is to be prepaid pursuant to paragraph 4A or 4D or is declared to be immediately due and payable pursuant to paragraph 7B.

     "Discounted Value" means, with respect to the Called Principal of any Fixed Rate Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Discount Rate with respect to such Called Principal.

     "Discount Rate" means, with respect to the Called Principal of any Fixed Rate Note, the yield to Maturity of the Called Principal implied by (a) (i) the yield reported as of 1 0:00 A.M. (New York City time) on the date which is two Business Days prior to the Settlement Date with respect to such Called Principal, on the display designated as "Page 5" on the Telerate Service (or such other display as may replace Page 5 of the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date, or (ii)if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity, equal to the Average Remaining Life of such Called Principal as of such Settlement Date, plus, in either case, 50 basis points. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury securities quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Average Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Average Remaining Life.

     "Fixed Rate Make Whole Amount" means as to any Fixed Rate Note, the amount equal to the excess, if any, of (x) the Discounted Value over (y) the sum of (i) such Called Principal plus (ii) interest accrued and unpaid thereon, as of and due on the Settlement Date with respect to such Called Principal. The Fixed Rate Make Whole Amount shall in no event be less than zero.

     "LIBOR Rate Make Whole Amount" means as to any LIBOR Rate Note to be prepaid pursuant to paragraph 4A or 4D or declared to be immediately due and payable pursuant to paragraph 7B, (i) prior to March 2, 2001, an amount equal to 2% of the Called Principal of such LIBOR Rate Note and (ii) on or after March 2, 2001, zero.

     "Make Whole Amount" means with respect to any Fixed Rate Note, the Fixed Rate Make Whole Amount, and as to any LIBOR Rate Note, the LIBOR Make Whole Amount.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Fixed Rate Note, all payments of such Called Principal and interest that would be due or dividends that would accrue thereon, as the case may be, after the Settlement Date with respect to such Called Principal, if no payment of Called Principal were made prior to its scheduled due date, provided, that if such Settlement Date is not a date on which interest payments are scheduled to be made, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued or dividend accrued to such Settlement Date and required to be paid on such Settlement Date.

     "Settlement Date" means, with respect to any Note the date on which such
Note is to be prepaid pursuant to paragraph 4A or paragraph 4D or is declared to be immediately due and payable pursuant to paragraph 7B.

     10B.  Other Terms.

     "Affiliate" means, at any time and as to the Company, any other Person directly or indirectly (i) controlling, controlled by, or under common control with, the Company or (ii) beneficially owning or holding 10% or more of the Equity Interest o- any class of Voting Stock of the Company, as well as, in the case of an individual which is an Affiliate, such individual's spouse, issue, parents, siblings and issue of siblings (in each case by blood, adoption or marriage); provided, in no event shall Radical Roots be deemed an Affiliate. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Note Purchase Agreement as it may from time to time be amended in accordance with paragraph 11B.

     "Applicable Margin" means 250 basis points (or 2.50%).

     "Approved Auditor" means Deloitte & Touche, Arthur Andersen LLP, Ernst & Young LLP, KPMG Peat Marwick or PricewaterhouseCoopers or such other firm of certified public accountants of national reputation reasonably acceptable to the Required Holders.

     "Assets Sold" has the meaning specified in paragraph 6B(3)(v).

     "Bank Agreements" means the Revolving Credit Agreement, the Grower Loan Program Agreement and the Farm Credit Agreement.

     "Bank Lenders" means the lenders under the Bank Agreements.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve is required or authorized to be closed.

     "Capital Stock" means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

     "Capitalized Lease" means any lease of property (whether real, personal or mixed), as to which the lessee is required, in accordance with GAAP, to record such lease as the acquisition of an asset and the incurrence of a liability.

     "Capitalized Lease Obligation" means any rental obligation under a Capitalized Lease, taken at the amount thereof that is accounted for as indebtedness (net of Interest Expense) in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued or directly and fully and unconditionally guaranteed or insured by the United States of America, or securities of any agency thereof which are backed by the full faith and credit of the United States of America, and in either case, maturing within one year from the date of acquisition; (ii) demand deposits in banks in the ordinary course of business (not for investment purposes); (iii) time deposits or certificates of deposit denominated in United States dollars maturing within one year from the date of acquisition issued by commercial banks which are members of the Federal Reserve System and chartered under the laws of the United States of America or any state or the District of Columbia, whose short-term securities are rated at least A-1 (or then existing equivalent) by Standard & Poor's Corporation and at least P-1 (or then existing equivalent) by Moody's Investors Service, Inc. and having capital and surplus in excess of $100,000,000; (iv) tax exempt auction rate securities and municipal preferred stock, in each case with a reset of not more than 35 days and rated at least AA (or then existing equivalent) by Standard & Poor's Corporation; and (v), prime commercial paper maturing no more than 270 days from the date of acquisition, having as at any date a rating of at least A-1 (or the existing equivalent) from Standard & Poor's Corporation or at least P-1 (or then existing equivalent) from Moody's Investors Service, Inc. and issued by a corporation organized in any state of the United States of America or the District of Columbia.

     "Change of Control" means the current members of the Murphy family who are stockholders of the Company as of the date of this Agreement, together with their respective spouses, issue (whether by blood, adoption or marriage) and spouses of issue, cease to own, as a group, with the power to vote, at least 51% of the Voting Stock of the Company on a fully diluted basis.

     "Change of Control Notice" has the meaning specified in paragraph 4D.

     "Closing" and "Closing Date" have the meanings specified in paragraph 2B.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

     "Company" has the meaning specified in the first paragraph of this Agreement.

     "Competitor" means any Person whose primary business is in the hog industry (whether pork production or slaughter) provided in no event shall any Institutional Investor be deemed a Competitor.

     "Confidential Information" has the meaning specified in paragraph II F.

     "Consolidated Current Assets" means, as of any date the amount of which is to be determined, the aggregate amount of current assets of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" means, as of any date the amount of which is to be determined, the aggregate amount of current liabilities of the Consolidated Group determined on a consolidated basis in accordance with GAAP; provided principal amounts outstanding under revolving credit or swingline loans under the Revolving Credit Agreement shall not be included in Current Liabilities.

     "Consolidated Debt" means, as of any date the amount of which is to be determined, the aggregate Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

     "Consolidated Group" means, without duplication, the Company and each of its Subsidiaries and if the context so requires, the Company and its Subsidiaries, taken as a whole.

     "Consolidated Net Earnings" means, for any period the amount of which is to be determined, the Net Income of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Losses" means, for any period in which Consolidated Net Earnings is a loss, the amount of such loss, expressed as a positive number.

     "Consolidated Shareholders Equity" means, as of any date the amount of which is to be determined, the total stockholders' equity (exclusive of Redeemable Preferred Stock and minority interests) of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, as of any date the amount of which is to be determined, Consolidated Shareholders' Equity less Intangibles determined in accordance with GAAP.

     "Consolidated Total Assets" means, as of any date the amount of which is to be determined, the total assets of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" means, as of any date the amount of which is to be determined, Consolidated Tangible Net Worth plus Consolidated Debt.

     "Consolidated Total Liabilities" means, as of any date the amount of which is to be determined, all liabilities of the Consolidated Group (including Guaranties) determined on a consolidated basis in accordance with GAAP.

     "Contract Growers" means the independent farmers with whom the Company has written contracts under which such farmers provide facilities and labor to complete a stage of production of Company-owned swine.

     "Covered Taxes" has the meaning specified in paragraph 4H.

     "Debt" means, as applied to any Person without duplication, obligations of such Person:

          (i)   for borrowed money,

          (ii) evidenced by bonds, debentures, notes or other similar instruments,

          (iii) for deferred purchase price of property or service other than Trade Payables arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property,

          (iv)  for Capitalized Lease Obligations,

          (v) to reimburse any other Person in respect of amounts paid under letters of credit, bankers acceptances or similar instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person whether or not representing obligations for borrowed money), other than undrawn trade letters of credit in the ordinary course of business,

          (vi) for Hedging Obligations other than commodity hedging agreement entered into in the ordinary course of the Company's business and settled on a daily basis pursuant to the rules of the Chicago Board of Trade,

          (vii) for or with respect to obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lessor of the fair market value of such asset or the amount of the obligation so secured, and

          (x) under Guaranties, exclusive, however, in the case of the Company and its Subsidiaries, of Guaranties of the Company or any Subsidiary in respect of Grower Loans of $8,600,000 in aggregate principal amount.

     "Default" means any occurrence or condition which with the giving of notice or the passage of time, or both, and remaining uncured after the expiration of any applicable grace period would be an Event of Default.

     "Default Rate" has the meaning specified in paragraph 1C(iii).

     "Disposition" has the meaning specified in paragraph 6B(3)(v).

     "DOL" means the United States Department of Labor and any successor agency.

     "Duplin Land" means Duplin Land Development, Inc., a North Carolina corporation.

     "Election Notice" has the meaning specified in paragraph 4D.

     "Environmental Laws" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time, in effect.

     "ERISA Affiliate", for Plan purposes, means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such Person under section 414 of the Code.

     "Event of Default" has the meaning specified in paragraph 7A.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Expenses" has the meaning specified in paragraph 11A.

     "Equity Interest" means, in any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of any Capital Stock or other ownership of any profit interest, and any and all warrants, rights, options, obligations or other equity securities, of or in such Person, and rights to acquire any of the foregoing, including, without limitation, partnership interests and joint venture (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or joint venture, but excluding Debt for borrowed money other than Debt that is convertible into, or exchangeable for, any of the foregoing equity interests.

     "Farm Credit" means Cape Fear Farm Credit, ACA.

     "Farm Credit Agreement" means prior to the Closing, the Loan Agreement dated as of October 26, 1995 by and between the Company and Farm Credit, as amended through the date of this Agreement and after the Closing, as amended and restated in accordance with paragraph 3M.

     "Farm Credit Security Documents" has the meaning specified in paragraph 5N.

     "Financial Statements" has the meaning specified in paragraph 8C.

     "Fiscal Year" means the fiscal year of the Company ending in the Saturday closest to October 31 of each year.

     "Fixed Rate Notes" has the meaning specified in paragraph 1A.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Authority" means (a) the governments of (i) the United States of America and its states and political subdivisions, and (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or jurisdiction.

     "Grower Advances" has the meaning specified in paragraph 6B(7)(vii).

     "Grower Loans" means loans made by the Company in the ordinary course of its business to its Contract Growers for construction, maintenance, improvement or purchase of buildings, facilities and equipment required to care for Company-owned swine and secured by a perfected security interest or mortgage on such buildings, facilities or equipment and Grower, Advances which have been outstanding for more than 180 days and with respect to which the Contract Grower has delivered to the Company a promissory note and adequate security for the repayment of such Grower Advance.

     "Grower Loan Program Agreement" means the Transfer and Administration Agreement dated as of October 15, 1997 among the Company, Enterprise Funding Corporation, Murphy Funding, Inc. and NationsBank, N.A., as amended, modified or supplemented from time to time other than any amendment, modification or supplement which increases the aggregate amount of Grower Loans to be purchased under such agreement or requires the Company to supply a Guaranty or additional credit enhancement.

     "Guaranty", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock, purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or, to make payment for any securities, products, materials or supplies or for any transportation or services without regard to the non-delivery or nonfurnishing thereof, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be deemed to be equal to the lower of (a) the amount of the obligation guaranteed and (b) the maximum amount for which such Person may be contingently liable pursuant to the terms of the instrument evidencing such Guaranty, unless such guaranteed obligation and the amount for which such Person may be liable are not stated or, determinable, in which case the amount of such Guaranty shall be the maximum reasonable anticipated liability for which such Person is contingently liable in respect thereof as determined by the Company in good faith (but in any event not less than the amount which is, or would otherwise be required, in accordance with GAAP, to be reflected in such Person's balance sheet or the notes thereto) as the amount of such obligation. A Person shall have "Guaranteed" an obligation if such Person has entered into a Guaranty of such obligation.

     "Hazardous Materials", at any time, shall mean any substance: (a) the presence of which at such time requires notification, investigation, monitoring or remediation under any Environmental Law; (b) which at such time is defined as a "hazardous waste", "hazardous material", "hazardous substance", "toxic substance", "pollutant" or "contaminant" under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes
                                      -- ---
and the regulations promulgated thereunder; or (c) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any one or more of the following agreements entered into by such Person with one or more financial institutions: interest rate protection agreements, interest rate swaps and/or other types of interest rate hedging agreements obligating such Person to make payments, whether periodically or upon the happening of a contingency except that, if any agreement relating to such obligations of such Person provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of a Person's Hedging Obligations thereunder shall be the net amount hereof. The aggregate net Hedging Obligations of a Person at any time shall be the aggregate amount thereof assuming all such Hedging Obligations had been terminated by such Person as of the end of its then most recently ended fiscal quarter; provided if such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero ($0) Dollars.

     "Holder" means any Person at the time shown as the holder of a Note on the register referred to in paragraph 11N.

     "Home Office" means, with respect to any Holder, the office of such Holder specified as its Home Office on Annex 1, or such other office of such Holder as such Holder may from time to time specify to the Company.

     "Intangibles" means all Intellectual Property, goodwill and all other assets or property classified as intangibles in accordance with GAAP.

     "Intellectual Property" means all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights.

     "Intercreditor Agreement" has the meaning specified in paragraph 3N.

     "Institutional Investor" means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer within the meaning of
Section 402(b)(8) of the Massachusetts Uniform Securities Act; and an "Accredited Investor within the meaning of Rule 501(a)(1) of the Securities Act, in each case, regardless of legal form.

     "Investment" has the meaning specified in paragraph 6B(7).

     "Knowledge of the Company" means the actual knowledge of any Senior Officer of the Company.

     "LIBOR Interest Period" means a period of three consecutive months provided,

          (i) the first LIBOR Interest Period shall commence on the Closing Date and each successive LIBOR Interest Period shall commence on the date on which the next preceding LIBOR Interest Period expires;

          (ii) if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day, such LIBOR Interest Period shall expire on the next succeeding Business Day; provided, that if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Interest Period shall expire on the next preceding Business Day;

          (iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such LIBOR Interest Period; and

          (iv)  no LIBOR Interest Period shall extend beyond March 2, 2002.

     "LIBOR Rate" means the London Interbank Offered Rate for three-month United States dollar deposits (truncated to three decimal points) as published in the "Money Rates" column of the Wall Street Journal (or a comparable listing in the
                            -------------------
Wall Street Journal) on the first Business Day of March, June, September and
-------------------
December of each year. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Required Holders, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable LIBOR Interest Period for settlement in immediately available funds by leading banks in the London Interbank market for a period equal to the LIBOR Interest Period.

     "LIBOR Rate Notes" has the meaning specified in paragraph 1A.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of, or agreement to give or permit the filing on its behalf, of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

     "Material Adverse Effect" means, (i) any material adverse effect on the Company's business, assets, liabilities, financial condition or results of operations, (ii) any material adverse effect on the Consolidated Group's business, assets, liabilities, financial condition or results of operations on, where appropriate, a consolidated basis in accordance with GAAP, and (iii) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document as the obligation of the Company or any Subsidiary a party thereto and (iv) any material adverse effect on the ability of the Company or any Subsidiary to perform its obligations under any Transaction Document.

     "Multiemployer Plan" means any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

     "New Farm Credit Term Loan" has the meaning specified in paragraph 3M.

     "Net Income" means for any period for which the amount thereof is to be determined, the net income (or loss) of a Person for such period determined in accordance with GAAP; provided, that there shall be excluded from net income any gain or loss of an extraordinary nature for such period.

     "Notes" has the meaning specified in paragraph IA.

     "Officers' Certificate" means a certificate signed in the name of the Company by any two Senior Officers.

     "Other Taxes" has the meaning specified in paragraph 4H.

     "PBGC" means the Pension Benefit Guaranty Corporation or any other Governmental Authority succeeding to any of its functions.

     "Permitted Tax Distribution" means, for any Fiscal Year in which the Company is taxed as a pass-through entity under the Code, the amount by which the aggregate current tax liability of the Company's shareholders arising out of or relating to the income of the Company during such Fiscal Year exceeds the amount of dividends permitted to be made in under subparagraph (i) of paragraph 6B(6) in respect of Consolidated Net Earnings such Fiscal Year.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business organization (whether or not a legal entity), or any Governmental Authorities.

     "Plan" means an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or within the preceding five years has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate, or for which the Consolidated Group or any ERISA Affiliate may have any liability.

     "Preferred Stock" means as to any Person, any Redeemable Preferred Stock and any other class or series of capital stock of such Person that has a priority as to the payment of any dividends or distributions over the holders of the most junior class of capital stock of such Person.

     "PTE" has the meaning specified in paragraph 9(ii)(a).

     "Purchaser" and "Purchasers" have the meaning specified in paragraph 2A.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Qualified Institutional Buyer" means a qualified institutional buyer, as defined in Rule 144A.

     "Qualifying Reinvestment" has the meaning specified in paragraph 6B(3).

     "Radical Roots" mean Radical Roots, LLC, a North Carolina limited liability company.

     "Redeemable Preferred Stock" means any class or series of capital stock which has fixed payment or redemption obligations due and payable prior to the final scheduled due date for the repayment of principal of the Notes or is redeemable at the option of the holder, unless such fixed payment obligations or repurchase obligations on exercise of such redemption option can be satisfied, at the election of the issuer, through the issuance of shares of its; common stock.

     "Related Party" means, as to the Company, the Company's Affiliates, holders of its Equity Interests, its Senior Officers and directors.

     "Related Party Advances" means any loan or advance or other extension of credit to, or the purchase or assumption of any note or other obligation from, any Related Party.

     "Required Holders" means the Holder or Holders of at least 51% of the aggregate principal amount of the Notes at the time outstanding.

     "Restricted Payments" means and includes:

          (i) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interest of the Company, now or hereafter outstanding, except a dividend payable solely in shares of common stock of the Company; or

          (ii) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interest of any Subsidiary, now or hereafter outstanding, except:

                (a) a dividend payable solely in shares of common stock of such Subsidiary; or

                (b) to the extent that such dividend or distribution is payable solely to the Company or a Wholly-Owned Subsidiary;

          (iii) any payment, whether in respect of principal, premium, interest, fees, expenses or otherwise, in respect of, or any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Debt that is by its terms subordinated in right of payment to the Debt represented by the Notes.

          (iv) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Equity Interest of the Company now or hereafter outstanding, other than the exercise or conversion thereof for and into common stock of the Company; and

          (v) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Equity Interest of any Subsidiary now or hereafter outstanding, except to the extent that such redemption, retirement, purchase or other acquisition is made from, and the payment in respect of such redemption, retirement, purchase or other acquisition is paid solely to the Company or a Wholly-Owned Subsidiary.

     "Revolving Credit Agreement" means prior to the Closing, the Credit Agreement dated as of July 16, 1997 by and among the Company, the lenders named therein, First Union National Bank, as Agent and Caisse Nationale de Credit Agricole and NationsBank, N.A. as Co-Agents, as amended as of January 31, 1999 and, after the Closing, as amended and restated in accordance with paragraph 3L.

     "Rule 144A" means Rule 144A promulgated under the Securities Act and including any successor rule thereto, as such rule may be amended from time to time.

     "SEC" means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of such Commission in the administration of the Securities Act and/or the Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Senior Officer" means the (chairman of the board, the president, chief executive officer, chief financial officer, treasurer, or principal accounting officer of the Company.

     "Special Counsel" means the law firm of Sullivan & Worcester LLP or such other firm of legal counsel as the Purchasers may from time to time designate as their Special Counsel for the purposes of this Agreement or any matters related hereto.

     "Solvent" and "Solvency" means with respect to any Person (i) the fair value of the property of such Person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.

     "Subsidiary" means (i) a corporation of which such Person owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of Voting Stock, or (ii) any other Person of which such Person owns, directly or indirectly, more than fifty percent (50%) of the rights to profits and losses of such other Person; provided, in no event will Radical Roots be deemed a Subsidiary. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guaranties" has the meaning specified in paragraph 5L.

     "Taxes" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country, or any international taxing authority.

     "Trade Payables" means amounts payable to suppliers of goods and services in the ordinary course of a Person's business.

     "Transaction Documents" means this Agreement, the Notes, the Intercreditor Agreement and the Subsidiary Guaranties (if, as and when executed and delivered pursuant to paragraph SL).

     "Transferee" means; any direct or indirect transferee of all or any part of the Notes.

     "Voting Stock" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and Voting Stock (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     "Working Capital" means as of any date the amount of which is to be determined, Consolidated Current Assets minus Consolidated Current Liabilities.

11.  MISCELLANEOUS.

11A. Expenses. Whether or not the transactions provided for hereby shall be consummated, the Company will pay on demand and upon receipt of an invoice therefor, and save each Purchaser and its Transferees harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent modification of, or consent under, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent granted ("Expenses"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged by the Purchasers in connection with the transactions contemplated by this Agreement and the Amendment, (ii) the costs of obtaining the private placement numbers from Standard & Poor's Ratings Group for the Notes and (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in evaluating, monitoring or enforcing any rights under the Transaction Documents (including, without limitation, any costs, expenses or fees incurred in connection with perfecting or maintaining perfection of any Lien hereafter existing in favor of the Purchasers or any of their transferees as security for the obligations of the Company or any Subsidiary under the Transaction Documents or maintaining or protecting the collateral which is the subject of such Lien) or in responding to any subpoena or other legal process issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Transferee having acquired any of its Notes (other than those issued solely as a result of (a) such Purchaser or Transferee being engaged in business in a regulated industry or (b) such Purchaser's or Transferee's actions or omissions in connection with a transfer of a Note), including without limitation costs and expenses incurred in connection with any bankruptcy or insolvency of the Company or any Subsidiary or in connection with any workout or restructuring of any of the transactions contemplated by the Transaction Documents. The obligations of the Company under this paragraph llA and the obligations of the Company under paragraph 4H and paragraph 5J(ii) shall survive the transfer of any of its Notes or any interest therein by a Purchaser or any Transferee and the payment of any Notes.

     11B.  Consent to Amendments.

           (i) No Transaction Document may be amended, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Required Holders, except that:

               (a) no decrease in the interest rate of, or Make Whole Amount payable on, the Notes or change to the mandatory repayment of the Notes as provided in paragraph 4C;

               (b) no amendment or waiver of the provisions of paragraph 7B or paragraph 7C, or amendment or waiver of any defined term to the extent used therein; and

               (c) no amendment or waiver of the definition of "Required Holders" or other amendment of the percentage of Notes required to be held by Holders consenting to any action under this Agreement;

     may be made or granted without the written consent of all Holders.

          (ii) Any Holder may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specifications; such Holder shall be deemed to have executed such written consent only with respect to the portion of Notes so specified.

          (iii) Each Holder at the time or thereafter shall be bound by any amendment or waiver authorized by the Required Holders in accordance with this paragraph 11B whether or not its Notes are marked to reflect such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

          (iv) No course of dealing between the Company or any Subsidiary and any Holder nor any delay in exercising any rights under any Transaction Document shall operate as a waiver of any rights of any Holder.

          (v) Any amendment or waiver made pursuant to this paragraph 11B by a Holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such Holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other Holders that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took car takes effect, except solely as to such Holder.

     11C. Persons Deemed Owners; Participations. The Company may treat the Person at the time shown on the register referenced in paragraph 11N in whose name any Note, is issued as the owner and holder of such Note for the purpose of receiving payment on or in respect of such Note and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, a Holder may from time to time grant participations in all or any part of its Notes to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion, subject to its compliance with applicable law.

     11D. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Notes or portion thereof or interest therein and the payment of any Notes and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. All representations and warranties contained in any certificate or other instrument delivered by or on behalf of the Company pursuant tic) any Transaction Document shall be deemed representation and warranties of the Company under this Agreement and not of the individuals executing such certificates or other instruments on behalf of the Company. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     11E. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such party (including, without limitation, any Transferee) whether so expressed or riot; provided the Company may not delegate the performance of any of its obligations hereunder.

     11F. Confidential Information. For the purposes of this paragraph, "Confidential Information" means information delivered to a Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, whether in the past, present or future, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure or (b) subsequently becomes publicly known through no act or omission by the Purchaser. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with the procedures adopted by it in good faith to protect confidential information of third parties delivered to it. Notwithstanding the foregoing, a Purchaser may deliver copies of any Confidential Information to (i) such Purchaser's and its Subsidiaries' directors, officers, employees, and to its agents and professional consultants, (ii) any other Purchaser, (iii) any Person to whom such Purchaser offers to sell any of its Notes or any part thereof or to whom such Purchaser sells or offers to sell a participation in all or any part of its Notes, (iv) any federal or state regulatory authority having jurisdiction over such Purchaser and which requires such disclosure, (v) any Person from which a Purchaser offers to purchase any security of the Company or a Subsidiary, (vi) the National Association of Insurance Commissioners or any rating agency which generally require access to information about a Purchaser's investment portfolio or any similar organization, (vii) Standard & Poor's Ratings Group (in connection with obtaining a private placement number for the Notes) or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process, provided, however, that each Holder agrees to use its reasonable best efforts to inform the Company of the service upon it of such subpoena or legal process, and to reasonably cooperate with the Company should the Company wish (at the Company's expense) to seek a protective order or similar relief relating to such disclosure; or (c) at any time after the acceleration of such Purchaser's Notes upon the occurrence of Event of Default (if such acceleration has not then been rescinded in accordance with paragraph 7C) to the extent that such Purchaser determines disclosure is necessary or appropriate in the enforcement of or for the protection of its rights and remedies under the Transaction Documents. Each Holder, by its acceptance of its Notes, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11F as though it were a party to this Agreement.

     11G.  Notices.

           (i) All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by recognized overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent on the same day by a recognized overnight delivery service (with charges prepaid); and

               (a) if to a Purchaser or its nominee, addressed to such Person at the address or fax number specified for such communications to such Purchaser in Annex 1, or at such other address or fax number as such Person shall have specified to the Company in writing,

               (b) if to any other Holder, addressed to such other Holder at such address or fax number- as is specified for such Holder in the Note register referenced in paragraph 11N, and

               (c) if to the Company, or any Guarantor at the address or fax number specified in Annex 2 or at such other address or fax number as the Company, shall have specified to each Holder in writing given in accordance with this paragraph 11G.

          (ii) Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

          (iii) Notwithstanding the foregoing provisions of this paragraph 11G, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in paragraph 11L.

     11H. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11I. Solicitation of Holders. The Company will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent requested under any Transaction Document. The Company will deliver executed or true and correct copies of each such amendment, waiver or consent effected to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders. Neither the Company nor any Person acting on its behalf will directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee, expense (other than such Holders Expenses) or otherwise, to any Holder for or in connection with any consent by such Holder in its capacity as a Holder to any waiver or amendment of any of the terms of the Transaction Documents unless such remuneration is concurrently paid, on the same terms, ratably to all Holders whether or riot such Holder consented to the waiver or amendment.

     11J. Reproduction of Documents. Any Transaction Document and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Purchasers on the purchase of the Notes (except the Notes) an6 (c) financial statements, certificates and other information previously or subsequently furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. 'The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not the reproduction was made by a Purchaser in the regular course of business, and to the extent not prohibited by applicable law, that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

     11K. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS).

     11L. Consent to Jurisdiction and Service. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. THE COMPANY HEREBY IRREVOCABLY APPOINTS AND AGREES TO MAINTAIN THE

APPOINTMENT OF CT CORPORATION SYSTEM, INC. WITH OFFICES AS OF THE DATE OF THIS AGREEMENT AT 2 OLIVER STREET, BOSTON, MASSACHUSETTS 02109 (PROVIDED IF CT CORPORATION SYSTEM, INC. IS NO LONGER ABLE TO ACT AS SUCH AN AGENT, THEN OF ANOTHER CORPORATE AGENT OF NATIONAL STANDING WITH OFFICES WITHIN THE COMMONWEALTH OF MASSACHUSETTS IF THE COMPANY HAVE GIVEN EACH HOLDER PRIOR WRITTEN NOTICE OF THE NAME AND ADDRESS OF SUCH NEW CORPORATE AGENT), AS ITS AGENT TO RECEIVE FOR AND ON ITS BEHALF, SERVICES OF PROCESS IN THE COMMONWEALTH OF MASSACHUSETTS AND THE FEDERAL COURTS LOCATED THEREIN IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE TRANSACTION DOCUMENTS AND THE COMPANY AGREES THAT SUCH SERVICE SHALL BE DEEMED COMPLETED UPON THE DATE 10 DAYS AFTER DELIVERY TO SUCH AGENT WHETHER OR NOT SUCH AGENT GIVES NOTICE THEREOF TO THE COMPANY. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH II L IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

     11M. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     11N.  Registration, Transfer, Exchange and Replacement of Notes.

     11N(l).   Registration.  The Notes are to be issued and are transferable in whole or in part as registered Notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount less than $1,000,000 and may be exchanged for one or more Notes of any authorized denomination and like class and aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company a register in which the Company shall record the registrations of the Notes by class of Note and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder who is a Purchaser or an Institutional Investor or who otherwise holds not less than 10% of the aggregate principal amount of the Notes then outstanding, promptly upon request, a complete and correct copy of the names and addresses of the then Holders.

     11N(2).   Transfer and Exchange.  Upon surrender of a Note to the Company for registration of transfer or exchange endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by the address for notices, the Company shall at its expense (except as provided below), execute and deliver one or more replacement Notes of like tenor and class and of a like aggregate amount, registered in the name of such Transferee or Transferees. Each new Note will bear interest from the date to which interest shall have been paid ion the surrendered Note or the date of surrender if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer. If a transfer of a Note is not made pursuant to an effective registration statement under the Securities Act, the Company may require the transferor to deliver, prior to such transfer, an opinion of counsel, which may be counsel to such transferor, reasonably satisfactory to the Company, that such Note may be sold without registration under the Act. Notwithstanding anything contained herein to the contrary, each Purchaser agrees that it will not knowingly transfer its Note(s) to a Competitor unless at such time an Event of Default specified in clause (i) of paragraph 7A shall exist or such Note(s) have been accelerated pursuant to paragraph 7B and such acceleration has not been rescinded pursuant to paragraph 7C.

     11N(3). Replacement. Upon receipt of written notice from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Qualified Institutional Buyer, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, at its expense, of like tenor and class, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or if no interest has been paid thereon, the date of issue of such lost, stolen, destroyed or mutilated Note.

     11O.    Compliance by Subsidiaries.  The Company, as the shareholder of its
Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to its Subsidiaries are complied with.

     11P.    Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     11Q.    Termination.  This Agreement and the rights of the Holders and the obligations of the Company hereunder shall not terminate until each of the Notes, including all principal, interest, including interest on overdue interest and Make Whole Amount has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document has been indefeasibly paid in full.

     11R. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by one of its duly authorized officers;.


COMPANY:                        MURPHY FARMS, INC.


                                By:
                                   -----------------------------------
                                Title:  Vice President of Finance and
                                        Chief Financial Officer


PURCHASERS:                     JOHN HANCOCK MUTUAL LIFE
                                INSURANCE COMPANY


                                By:
                                   -----------------------------------
                                Title:  Investment Officer


                                MELLON BANK, N.A., solely in its
                                capacity as Trustee for the Long-Term
                                Investment Trust (as directed by John
                                Hancock Mutual Life Insurance Company),
                                and not in its individual capacity


                                By:
                                   -----------------------------------
                                Title:  Unreadable



                                LUCENT TECHNOLOGIES INC.  MASTER
                                PENSION TRUST

                                By: John Hancock Mutual Life Insurance
                                      Company, as Investment Advisor

                                By:
                                   -----------------------------------
                                Title:  Investment Officer

                                INVESTORS PARTNER LIFE
                                INSURANCE COMPANY


                                By:
                                   -----------------------------------
                                Title:  Investment Officer



                                JOHN HANCOCK VARIABLE LIFE
                                INSURANCE COMPANY



                                 By:
                                    -----------------------------------
                                 Title:  Investment Officer



                                SIGNATURE 1A (CAYMAN), LTD.

                                By:  John Hancock Mutual Life Insurance
                                       Company, as Portfolio Advisor


                                By:
                                   -------------------------------------
                                Title:  Investment Officer